Exhibit 10.6

SECOND AMENDMENT TO EXECUTIVE CHANGE OF CONTROL AGREEMENT

This SECOND AMENDMENT TO EXECUTIVE CHANGE OF CONTROL AGREEMENT, dated November 4, 2010, is by and between CIRCOR, Inc., a Massachusetts corporation (the “Company”), and Susan M. McCuaig (the “Executive”).

WHEREAS, the Company and the Executive entered into an executive change in control agreement made as of May 4, 2005, as amended on December 23, 2008 (the “Agreement”); and

WHEREAS, the parties desire to increase the benefits to which the Executive may become entitled to upon a Change in Control (as defined in the Agreement).

NOW, THEREFORE, the Company and the Executive, each intending to be legally bound hereby, do mutually covenant and agree as follows:

1. Section 3(a)(i) of the Agreement is hereby amended by replacing the phrase “one (1) times” with the following:

“two (2) times”

2. Section 3(a)(iv) of the Agreement is hereby amended by replacing the phrase “one (1) year” with the following:

“two (2) years”

3. The Agreement otherwise remains in full force and effect as to all other provisions under said Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CIRCOR, INC.

By:	/s/ A. William Higgins
Name:	A. William Higgins
Title:	Chairman, President & CEO

EXECUTIVE

/s/ Susan M. McCuaig
Susan M. McCuaig